Exhibit 10.9

IKARIA HOLDINGS, INC.

EQUITY PARTICIPATION PLAN

1.                                       Name.  This Plan shall be known as the Ikaria Holdings, Inc. Equity Participation Plan (the “Plan”).

2.                                       Purpose.  The Plan is intended to reward management of Ikaria Holdings, Inc. (the “Company”) and any subsidiary, parent or affiliate of the Company for their future efforts and loyalty by giving them the opportunity to participate in the potential future appreciation of the Company through the purchase of non-voting shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

3.                                       Administration.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, during any period during which the Board has established a Compensation Committee (or another committee performing functions similar to those performed by a Compensation Committee), the Compensation Committee (or such other committee) (the “Committee”) (in which event, all references herein to the Board shall be to the Committee unless otherwise provided in this Plan or in a resolution of the Board); provided that the Board may at any time administer the Plan itself.  The Board shall have the power to:  (i) construe and interpret the Plan, (ii) prescribe, amend or rescind rules and regulations relating to the administration of the Plan and (iii) make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, who shall participate in the Plan, how many shares shall be sold to each participant and the price at which shares shall be sold under the Plan.

4.                                       Stock Subject to the Plan.  The stock to be offered under the Plan shall be an aggregate of 800,000 shares of Common Stock.  The number of shares that may be sold under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock that may be sold under the Plan.  In the event of an “Initial Public Offering” (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation as may be amended from time to time) or any other conversion of all of the outstanding shares of the Company’s non-voting Common Stock into voting Common Stock, all shares of Common Stock sold under the Plan shall automatically convert into shares of the Company’s voting Common Stock without any further action on the part of the Company or any participant under the Plan.

5.                                       Price and Payment.  The purchase price for Common Stock issued pursuant to stock purchase rights awarded under the Plan shall be as determined by the Board.  Persons who are awarded the right to purchase shares under the Plan shall pay the purchase price for such shares in cash unless otherwise determined by the Board.

6.                                       Common Stockholders Agreement.  Any person who purchases Common Stock pursuant to the Plan shall become a party to the Company’s Common Stockholders Agreement, as may be amended from time to time, by executing a Joinder Agreement and a counterpart signature page to the Company’s Common Stockholders Agreement.

7.                                       Amendment and Termination.  The Board may, at any time, suspend, amend or terminate the Plan; provided, however, that no suspension, amendment or termination hereof shall amend, alter or impair any rights or obligations with respect to any Common Stock previously granted under the Plan.  Unless terminated earlier, this Plan shall terminate on June 4, 2017.